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                                                                      Exhibit 15


The Board of Directors
Butler Manufacturing Company:

         RE:     Registration Statement No. 2-55723, 2-36370 and 2-63830

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated April 15, 1994 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                                           /s/ KPMG Peat Marwick

Kansas City, Missouri
April 15, 1994